UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2010

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

247 SW 8TH Street, #122

Miami, FL 33130

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 432-5232

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 9, 2009, the Company issued two convertible debentures to secure prior loans made to the Company.  One convertible debenture is for $126,677.00 (U.S.) (the “U.S.$ Debenture”) and the other is for $125,100.00 (CAD) (the “CAD$ Debenture”).  The term of each of the debentures is three (3) years and each debenture earns interest at 12% per annum, calculated and payable annually.  Each of the debentures permit the holder or holders at the time, at his/her/its option, during the terms of the debentures, to convert all or part of the debt represented by the debentures into common stock of the Company.  The Company is also permitted, at its option, to pay any accrued interest under either debenture in the form of common stock, at the same conversion rates that are permitted for the conversion of the debt by the holder or holders of the respective debentures. The Company also attached share purchase warrants to each of the debentures. The share purchase warrants grant the holder or holders of the debentures, over the term of the debentures, the right to purchase one share of common stock of the Company for each share purchase warrant at the same price permitted under the debentures for the conversion of the debt and interest into common shares of the Company.

The debt under each of the debentures is also secured by a first “floating charge” over the undertaking and all property and assets of the Company.  As part of agreements between the Company and certain optionees of its mining property, on September 24, 2009, the Company amended the U.S.$ Debenture and the CAD$ Debenture wherein the floating charge was waived in relation to the optioned property in consideration of the Company agreeing to amend the provisions of the two convertible debentures by reducing the share conversion and share purchase warrant prices and increasing the number of share purchase warrants provided thereunder.

On April 9, 2010, the annual interest on the first year of the three year term of each of the US$ Debenture and the CAD $Debenture became due.  Pursuant to the terms of both debentures, the Company exercised its option to pay the interest then due by the issuance of shares.  As a result, 3,903,332 common shares of the Company were issued in satisfaction of the interest payable.  Immediately following the election by the Company to issue shares in payment of interest, the holders of the US$ Debenture and the CAD$ Debenture elected for the payment of the debt then due and owing thereunder in shares of the Company.  This resulted in a further 32,527,761 common shares of the Company being issued in satisfaction of the debt under both of the US$ Debenture and the CAD$ Debenture.  While the debt due under both of the debentures has now been extinguished, the share purchase warrants still exist and will be available for exercise until April 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael Upham

Michael Upham, President